SCHEDULE A

AdvisorShares Trust

Distribution Fees

Funds

WCM/BNY Mellon Focused Growth ADR ETF

Accuvest Global Long Short ETF

Peritus High Yield ETF

Ranger Equity Bear ETF

Cambria Global Tactical ETF

Madrona Domestic ETF

Madrona International ETF

Madrona Global Bond ETF

Meidell Tactical Advantage ETF

TrimTabs Float Shrink ETF

Accuvest Global Opportunities ETF

Global Echo ETF

STAR Global Buy-Write ETF

QAM Equity Hedge ETF

EquityPro ETF

Pring Turner Business Cycle ETF

Newfleet Multi-Sector Income ETF

International Gold ETF

Gartman Gold/Yen ETF

Gartman Gold/Euro ETF

Gartman Gold/British Pound ETF

Athena International Bear ETF

Sage Core Reserves ETF

Treesdale Rising Rates ETF

YieldPro ETF

Sunrise Global Multi-Strategy ETF

Athena High Dividend ETF

Pacific Asset Enhanced Floating Rate ETF

Distribution Fees

Distribution Services…………………………….twenty-five basis points (.25%)

Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets attributable to Shares of the Funds.